EXHIBIT 99.5




                             SUBSCRIPTION FORM

                      UNDER REGULATION D OF RULE 504
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN
    EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY
 REGULATION S PROMULGATED UNDER THE ACT.   UPON ANY SALE, SUCH SECURITIES
MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN
 ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE
  REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES
          MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

                             ELDERWATCH, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ______________, 2003 between ELDERWATCH, INC., a Florida corporation with its registered office at 2881 North Pine Island Road, Building 65, Suite 203 (the "Company") and the undersigned (the "Subscriber").

WHEREAS:

A. The Company desires to issue a maximum of 500,000 shares of common stock of the Company at a price of $0.05 per share (the "Offering") pursuant to Regulation D of Rule 504 of the United States Securities Act of 1933 (the "Act").

B. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

  4.   SUBSCRIPTION FOR SHARES

      Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.05 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

     The purchase price is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement.

      Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares, as it may, in its sole discretion, deem necessary or desirable.

     Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber. The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

       The   Subscriber  acknowledges  and  agrees  that  all  certificates representing the Shares will be endorsed with the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND
     HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN
     AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

      The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation D of Rule 504 of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

  REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

  - The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement;
  - An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

  - The Subscriber has had full opportunity to review information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

  - The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non-registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

  - The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

  - The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

  - The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

  - The Subscriber is acquiring the Shares subscribed to hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

  - The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

  - The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

  - Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

  - The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber that:

  - The Company is a corporation duly organized, existing and in good standing under the laws of the State of Florida and has the corporate power to conduct the business which it conducts and proposes to conduct.

  - Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

  - The issued and outstanding shares of the Company consists of 1,350,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.

TERMS OF SUBSCRIPTION

     Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

     The  Subscriber hereby authorizes and directs the Company  to  deliver
the   securities  to  be  issued  to  such  Subscriber  pursuant  to   this
Subscription Agreement to the Subscriber's address indicated herein.

     The Subscriber acknowledges and agrees that the subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.


MISCELLANEOUS

      Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 2881 North Pine Island Road, Building 65, Suite 203, Sunrise, Florida 33322, Attention: Mr. Allan Weiss, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

     Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida.

      The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.


IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Accepted by:  ____________________________________

Name of Authorized Signatory: ALLAN WEISS

Position of Authorized Signatory: President

Date of Acceptance: ____________________________________